SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 March 31, 2003
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                Date of Report (Date of earliest event reported)


                         LocatePLUS Holdings Corporation
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)


                     000-49957                    04-3332304
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            (Commission file number)      (IRS employer identification number)


                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
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                    (Address of principal executive offices)


                                 (978) 921-2727
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              (Registrant's telephone number, including area code)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

Effective March 31, 2003, Robert A Goddard resigned as Chief Financial Officer, Treasurer, and Secretary of LocatePLUS Holdings Corporation (the "Company"), and its two subsidiaries, LocatePLUS Corporation and Worldwide Information, Inc., to pursue other interests.

Pursuant to a severance agreement that Mr. Goddard entered into with the Company, Mr. Goddard will continue to receive salary and benefits through June 30, 2003.

In addition, the Company and Mr. Goddard agreed to cancel Mr. Goddard's fully vested incentive stock option to purchase 1,000,000 shares of the Company's Class A Voting Common Stock with an exercise price of $0.20 per share (which would have otherwise expired on June 29, 2003), and issued him, as part of his severance, a fully vested non-qualified stock option to purchase 250,000 shares of LocatePLUS Holdings Corporation's Class A Voting Common Stock with an exercise price of $0.15 per share (the average bid and ask price for the Company's Class A Voting Common Stock on March 31, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.


LocatePLUS  Holdings  Corporation
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(Registrant)



By:  /s/  Jon  R.  Latorella
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President  and  Chief  Executive  Officer




Dated:     April  4,  2003